UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

750 Battery Street, Suite 330
	San Francisco CA	94111
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.
     On March 31, 2009, VIA Pharmaceuticals, Inc. (the “Company”) received a letter from the staff of the NASDAQ Stock Market informing the Company that it does not currently comply with NASDAQ Marketplace Rule 4310(c)(3). NASDAQ Marketplace Rule 4310(c)(3) requires companies maintain either: (i) $2,500,000 in stockholders’ equity; (ii) a market value of listed securities of $35,000,000; or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years. The Company intends to submit a specific plan to achieve and sustain compliance with the $2,500,000 stockholders’ equity standard by April 15, 2009, including the time frame for completion of the compliance plan. If the NASDAQ staff determines that the Company’s plan does not adequately address the issue noted above, the NASDAQ staff will provide written notice that the Company’s securities will be delisted. At that time, the Company may appeal the NASDAQ staff’s determination to a NASDAQ Listing Qualifications Panel (the “Panel”), which would stay any further delisting action by NASDAQ pending a final decision by the Panel. No assurances can be provided that NASDAQ will grant the Company sufficient time to execute its plan to insure that it will maintain its NASDAQ listing.
Item 8.01. Other Events.
     On April 3, 2009, the Company issued a press release announcing that the Company had received a letter, dated March 31, 2009, from the staff of the NASDAQ Stock Market informing the Company that it does not currently comply with NASDAQ Marketplace Rule 4310(c)(3). A copy of the press release is filed as Exhibit 99.1 to this report.
     The information contained in this Item 8.01 and the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No	Description
99.1	Press Release dated April 3, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.
Date: April 3, 2009	By:	/s/ James G. Stewart
James G. Stewart
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 3, 2009